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MHR Capital Partners Master Account LP

By:  MHR Advisors LLC,
     as General Partner

By:    /s/  Hal Goldstein
      ---------------------------
      Name:  Hal Goldstein
      Title: Vice President

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019


MHR Advisors LLC

By:    /s/  Hal Goldstein
      ------------------------------
      Name:  Hal Goldstein
      Title: Vice President

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019


MHR Institutional Partners IIA LP

By:  MHR Institutional Advisors II LLC,
     as General Partner


By:    /s/  Hal Goldstein
      -------------------------------
      Name:  Hal Goldstein
      Title: Vice President

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019


MHR Institutional Advisors II LLC


By:   /s/  Hal Goldstein
      -------------------------------
      Name:  Hal Goldstein
      Title: Vice President

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019



MHR FUND MANAGEMENT LLC

By:    /s/  Hal Goldstein
      ---------------------------
      Name:  Hal Goldstein
      Title: Vice President

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019